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                                  EXHIBIT 4.3

 Trust Indenture for BOKF Notes Payable to Electing Shareholders of Park Cities

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                                TRUST INDENTURE
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        This Trust Indenture ("Indenture") is made this _____ day of November,
1996 between:

             (i)     BOK Financial Corporation, an Oklahoma

                     corporation ("Issuer"); and,

             (ii)    The Bank of New York, a New York banking

                     corporation ("Trustee").

        In consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, Issuer and Trustee agree as follows:

(1)     Purpose of this Agreement. Issuer, BOKF Merger Corporation Number Five
        -------------------------
        ("BOKSub"), and Park Cities Bancshares, Inc. ("Park Cities") have heretofore entered into that certain Agreement and Plan of Merger dated October 3, 1996 (the "Merger Agreement"). Each capitalized term used in this Indenture shall have the meaning ascribed to it in the Merger Agreement unless otherwise expressly defined herein. Pursuant to Sections 1.5 and 1.6 of the Merger Agreement, Issuer will, on or about February 12, 1997, issue BOKF Notes to Park Cities Shareholders. The BOKF Notes will be issued pursuant to a registration statement filed by the Issuer with the Securities and Exchange Commission on Form S-4 (the "Registration Statement"). The BOKF Notes are subject to the Trust Indenture Act of 1939 (the "Act"). The BOKF Notes will be issued under this Indenture. The purpose of this Indenture is to set forth the obligations of the Trustee respecting the BOKF Notes. The rights and obligations of the Issuer and the Trustee hereafter set forth relate to the BOKF Notes.

(2)     Eligibility of Trustee. The Trustee shall maintain the qualifications
        ----------------------
        required by Section 310 of the Act.

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(3)     Disqualification of Trustee. The Trustee shall be disqualified to serve
        ---------------------------
        as Trustee in the event any of the causes of disqualification set forth in Section 310(b) of the Act should occur. In the event the Trustee becomes disqualified in accordance with the provisions of this paragraph, the Issuer and the Trustee shall forthwith cause the appointment of a successor trustee meeting the qualifications of Section 310 of the Act.

(4)     Preferential Collection of BOKF Notes. The Trustee shall comply with the
        -------------------------------------
        terms and conditions of Section 311 of the Act.

(5)     List of BOKF Note Holders. The Issuer shall comply with the provisions
        -------------------------
        of Section 312(a) of the Act. The Trustee shall comply with the terms and provisions of Section 312(b) of the Act.

(6)     Reports by Trustee. The Trustee shall comply with the provisions of
        ------------------
        Section 313 of the Act.

(7)     Reports By Issuer. The Issuer shall comply with the provisions of
        -----------------
        Section 314(a) of the Act.

(8)     Duties of Trustee.
        -----------------

        (a) Prior to Default (determined in accordance with the terms and provisions of the BOKF Notes), (i) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming

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               to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (b) In case a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

               (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;


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               (iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of the outstanding BOKF Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the BOKF Notes of such series; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

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        (e)    The Trustee shall comply with the provisions of Section 315(b)
               and Section 315(c) of the Act.

        (f) The Trustee shall not be liable for any error of judgment within the meaning of Section 315(d)(2) of the Act.

        (g) The Trustee shall not be liable for any action taken or omitted to be taken within the meaning of Section 315(d)(3) of the Act.

(9)     Certain Rights of Trustee.  Subject to the provision of Section 8:
        -------------------------

        (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an officers' certificate of the Issuer;

        (c) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

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        (d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

        (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

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        (g)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonable believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(10)    No Impairment of Rights of a Holder of a BOKF Note. No rights of any
        --------------------------------------------------
        holder of a BOKF Note shall be impaired or affected without the consent of such holder in any manner prohibited by Section 316(b) of the Act.

(11)    Special Powers of Trustee. The Trustee shall have the powers described
        -------------------------
        in Section 317(a) of the Act. The Trustee shall comply with Section 317(b) of the Act.

(12)    Interpretation of This Indenture. The provisions of this Indenture shall
        --------------------------------
        be interpreted in such manner as to comply with the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(13)    Issuer's Covenant to Pay BOKF Notes. The Issuer shall timely pay all
        -----------------------------------
        amounts due under the BOKF Notes and shall timely perform in all material respects all its other obligations arising under the BOKF Notes.

(14)    Indemnification by Issuer. The Issuer hereby covenants and agrees to
        -------------------------
        reimburse the Trustee and indemnify and hold the Trustee harmless against any costs, expenses (including reasonable attorney fees and expenses) losses or damages arising in whole or in part from any breach by Issuer of any of its obligations arising under this Indenture.

(15)    Conditions Precedent. The Issuer shall comply with Section 314(c) and
        --------------------
        314(e) of the Act.

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(16)    Undertaking for Costs. In any suit for the enforcement of any right or
        ---------------------
        remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 16 does not apply to a suit by the Trustee, or a suit by Holders of more than 10% in principal amount of the then outstanding BOKF Notes.

(17)    Not Responsible for Recitals or Issuance of BOKF Notes. The recitals
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        contained herein and in the BOKF Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the BOKF Notes. The Trustee shall not be accountable for the use or application by the Issuer of BOKF
        Notes or the proceeds thereof.

(18)    May Hold BOKF Notes. The Trustee, in its individual or any other
        -------------------
        capacity, may become the owner or pledgee of BOKF Notes and, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee.

(19)    Money Held in Trust. Money held by the Trustee in trust hereunder need
        -------------------
        not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(20)    Compensation and Reimbursement.  The Issuer agrees:
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        (a)    to pay to the Trustee from time to time such compensations as the
               Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

The Trustee shall have a lien prior to the BOKF Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section, except with respect to funds held in trust for the benefit of the holders of particular BOKF Notes.

        When the Trustee incurs expenses or renders services in connection with an event of default the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture.

(21)    Miscellaneous Provisions. The following miscellaneous provisions shall
        ------------------------
apply to this Indenture:

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        (a)    All notices or advices required or permitted to be given by or pursuant to this Indenture shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or
               (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Indenture shall be given as follows:

               If to Issuer:         Chief Executive Officer
                                     BOK Financial Corporation
                                     P.O. Box 2300
                                     Tulsa, Oklahoma 74192
                                     (918) 588-6000 - Telephone
                                     (918) 588-6853 - Facsimile

               If to Trustee:        The Bank of New York
                                     101 Barclay Street, 21-W
                                     New York, New York 10286
                                     (212) 815-6285 - Telephone
                                     (212) 815-5915 - Facsimile

               With Copy to:         Frederic Dorwart
                                     Old City Hall
                                     124 East Fourth Street
                                     Tulsa, OK 74103
                                     (918) 583-9945 - Telephone
                                     (918) 583-8251 - Facsimile

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               or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

        (b)    This Indenture shall be deemed made in New York, New York.

        (c) This Indenture shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of New York.

        (d) This Indenture is The entire agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

        (e) This Indenture, and all the provisions of this Indenture, shall be deemed drafted by all of the parties hereto.

        (f) This Indenture, shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Indenture.

        (g) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Indenture, on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Indenture.

        (h) This Indenture may be executed in counterparts, each of which shall be deemed an original. This Indenture shall become effective only

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               when all of the parties hereto shall have executed the original or counterpart hereof. This Indenture may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

        (i) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

        (j) This Indenture shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

        (k) This is not a third party beneficiary contract except this Indenture is made for the benefit of holders of BOKF Notes. No person or entity other than a party signing this Indenture shall have any rights under this Indenture, except holders of BOKF Notes.

        (l) This Indenture may be amended or modified only in a writing which specifically references this Indenture.

        (m) This Indenture may not be assigned (including material performance by subcontract) by any party hereto.

        (n) A party to this Indenture may decide or fail to require full or timely performance of any obligation arising under this Indenture. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Indenture (whether

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               on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Indenture by course of dealing, or other defense of any nature to any obligation arising hereunder.

        (o) The repudiation, breach, or failure to perform any obligation arising under this Indenture by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Indenture.

        (p) Time is of the essence with respect to each obligation arising under this Indenture. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

        (q) In the event any provision of this Indenture, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Indenture, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

        (r) Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Indenture shall be commenced and maintained only in the United States District Court for the Southern

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               District of New York or the applicable New York state trial court sitting in New York, New York and having subject matter jurisdiction.

Dated and effective the date first set forth above.

                                BOK FINANCIAL CORPORATION,
                                an Oklahoma corporation

                             By
                                -------------------------------------------

                                      "Issuer"

                                THE BANK OF NEW YORK,
                                  a New York banking corporation

                             By
                                -------------------------------------------

                                      "Trustee"


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